UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 1, 2021

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note.

On December 1, 2021, Trans Union LLC (the “Company”), a subsidiary of TransUnion, completed its previously announced acquisition of the Marketing, Risk, and Communications Solutions Business (a business of Neustar, Inc.) (“Neustar”), pursuant to a Securities Purchase Agreement, dated as of September 11, 2021 with Aerial Investors LLC, a Delaware limited liability company (“Seller”), providing for the purchase from Seller all of the issued and outstanding shares of Aerial Ultimate Holdings Corp., a Delaware corporation (“Neustar Holdings”) (the “Acquisition”).

On December 1, 2021, TransUnion filed its Current Report on Form 8-K (the “Original 8-K”) to report the completion of the Acquisition on December 1, 2021.

Under Item 9.01 of the Original 8-K, TransUnion stated that (a) the financial statements of the business acquired required by Item 9.01 would be filed by amendment to the Original 8-K no later than 71 calendar days after the date on which the Original 8-K was required to be filed, and (b) the pro forma financial information required by Item 9.01 would be filed by amendment to the Original 8-K no later than 71 calendar days after the date on which the Original 8-K was required to be filed. Accordingly, this Current Report on Form 8-K/A amends Item 9.01 of the Original 8-K to present certain financial statements and certain pro forma financial information. Except for this Explanatory Note, the filing of the financial statements and the pro forma financial information required by Item 9.01, and the consent of PricewaterhouseCoopers LLP filed herewith as Exhibit 23.1, there are no changes to the Original 8-K.

Item 8.01	Other Events.

To help facilitate the comparison of TransUnion’s future consolidated results with the historical results of TransUnion and Neustar, we have included Exhibit 99.4 in this filing. Exhibit 99.4 presents the historical Neustar net loss and pro forma Adjusted EBITDA for the year ended December 31, 2020 and the nine-months ended September 30, 2021, along with the corresponding reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Adjusted EBITDA aligns with TransUnion’s definition of Adjusted EBITDA but also includes certain other adjustments to the historical results of Neustar to eliminate the impact of certain items that TransUnion does not consider indicative of its cash operations and ongoing operating performance.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The audited combined financial statements of the Marketing, Risk, and Communications Solutions Business (a business of Neustar, Inc.) as of and for the year-ended December 31, 2020 are filed as Exhibit 99.1 and incorporated by reference herein.

The unaudited condensed combined financial statements of the Marketing, Risk, and Communications Solutions Business (a business of Neustar, Inc.) as of and for the nine-months ended September 30, 2021 are filed as Exhibit 99.2 and incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of TransUnion as of and for the nine-month period ended September 30, 2021 and for the year-ended December 31, 2020 and notes related thereto, are filed as Exhibit 99.3 and incorporated by reference herein.

(c) Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors

99.1	Audited combined financial statements of the Marketing, Risk, and Communications Solutions Business (a business of Neustar, Inc.) as of and for the year-ended December 31, 2020

99.2	Unaudited condensed combined financial statements of the Marketing, Risk, and Communications Solutions Business (a business of Neustar, Inc.) as of and for the nine-months ended September 30, 2021

99.3	Unaudited pro forma condensed combined financial information of TransUnion as of and for the nine-months ended September 30, 2021, and for the year-ended December 31, 2020 and notes related thereto.

99.4	Reconciliation of Historical Net Loss to Pro Forma Adjusted EBITDA | Neustar

104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: February 16, 2022	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer